Exhibit 99 I-1(a)(v)

To: BBI Holdings PLC (the “Company”)
FORM OF PROXY For use at the General Meeting convened for 16 January 2008 Please complete, sign and return this form to reach BBI Holdings PLC’s registrar, no later than 10.40 am on 14 January 2008.

being (a) member/members of the Company, HEREBY APPOINT the Chairman of the meeting*

* Note: If you wish to appoint another person as your proxy, strike out the words “the Chairman of the meeting” and add the name and address of your proxy in the blank space provided and initial the alteration.

as my/our proxy to act for me/us at the meeting of the holders of the BBI Shares of 2.5 pence each in the capital of the Company to be held at the offi ces of Berry Smith LLP on 16 January 2008 at 10.40 am or at any adjournment thereof, on the following resolution as indicated overleaf.

IMPORTANT: If you wish to vote for the Special Resolution SIGN in the box marked “FOR”. If you wish to vote against the Special Resolution

SIGN in the box marked “AGAINST”. If you wish to abstain SIGN in the box marked “ABSTAIN”

Signature	Date

Admission card for the General Meeting

Please bring this card with you when you come to the General Meeting on 16 January 2008 at the offi ces of Berry Smith LLP starting at 10.40 am

NOTES TO HELP YOU COMPLETE THIS FORM OF PROXY

You are requested to lodge this Form of Proxy with BBI Holdings PLC’s (the “Company’s”) registrar, Computershare Investor Services PLC, at The Pavilions, Bridgwater Road, Bristol BS13 8FB (together with any power of attorney or other authority under which it is signed, or a notarially certifi ed copy of such power or authority) not less than 48 hours before the time appointed for the meeting if the form is not so lodged, it will not be valid.

Any alterations made in this Form of Proxy should be initialled by the person who signs it.

In the case of joint holders, the vote of the senior who renders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of other joint holders. For this purpose, seniority will be determined by the order in which the names stand in the Company’s register of members in respect of the joint holding. You are entitled to appoint another person as your proxy to exercise all or any of your rights to attend and to speak and vote at the meeting. You may appoint more than one proxy in relation to the meeting, provided that each proxy is appointed to exercise the rights to a different share. To appoint more than one proxy for each different share please request and complete an additional Form of Proxy. Additional Forms of Proxy may be obtained from the Company’s Registrar, Computershare Investor Services PLC by telephoning the BBI Shareholder Helpline on 0870 889 3213 (8.30 am to 5.30 pm GMT) Monday to Friday (excluding UK public holidays) or by telephoning from outside the UK on +44 (0)870 889 3213.

The completion of this Form of Proxy will not prevent you from attending and voting in person at the meeting or any adjournment thereof, if you so wish. Where the appointer is a corporation, this Form of Proxy must be duly executed by the corporation under the hand of an agent or offi cer duly appointed. To be entitled to attend and vote at the meeting (and for the purpose of the determination by the Company of the number of votes that can be cast), members must be entered on the Company’s register of members at 6.00 pm on 14 January 2008 (the “Specifi ed Time”). If the meeting is adjourned to a time not more than 48 hours after the Specifi ed Time applicable to the original meeting the Specifi ed Time will also apply for the purpose of determining the entitlement of members to attend and vote (and for the purpose of determining the number of votes they may cast) at the adjourned meeting. If, however, the meeting is adjourned for a longer period of time then, to be so entitled, members must be entered on the Company’s register of members at 6.00 pm on the day which is two days before the date fi xed for the adjourned meeting or, if the Company gives notice of this adjourned meeting and an entitlement time is specifi ed in that notice, at the time specifi ed in that notice.

If this Form of Proxy is returned without an indication as to how the proxy shall vote, the proxy will exercise his discretion as to whether, and if so how, he votes.

RESOLUTION

THAT:

1.1                                 the scheme of arrangement dated 21 December 2007 (the “Scheme”) proposed to be made between the Company and holders of BBI Scheme Shares (as defi ned in the Scheme), and (ii) the proposed acquisition (the “Acquisition”) of the Company by Inverness (as defi ned in the Scheme) in the manner and on the terms and conditions set out or referred to in the scheme document sent to shareholders of the Company dated 21 December 2007 (the “Scheme Document”) (copies of the Scheme and the Scheme Document being produced to the meeting and signed by the chairman of the meeting for the purpose of identifi cation) be and are hereby approved and the directors of the Company be and are hereby authorised to agree to any non-material variation or amendment of the terms of the Scheme and the Acquisition as the directors of the Company think fi t and to take all such action on behalf of the Company as they consider necessary or desirable for carrying into effect the Scheme and the Acquisition;

1.2                                 for the purpose of giving effect to the Scheme in its original form, or with or subject to any modifi cation, addition or condition approved or imposed by the Court:

                                                1.2.1        the share capital of the Company be reduced by cancelling and extinguishing all the BBI Scheme Shares;

                                                1.2.2        forthwith and contingently upon the reduction referred to in paragraph 1.2.1 taking effect:

                                (a)           the share capital of the Company be increased to its former amount by the creation of such number of new ordinary shares of 2.5 pence each (“New Shares”) as have anaggregate nominal amount which is equal to the aggregate nominal amount of the BBI Scheme Shares cancelled pursuant to paragraph 1.2.1 above; and

                                (b)           the reserve arising in the books of account of the Company as a result of the cancellation of the BBI Scheme Shares be applied in paying up in full at par the New Shares created pursuant to paragraph 1.2.2(a) above, which shall be allotted and issued, credited as fully paid, to Inverness (as defi ned in the Scheme); and

                                                1.2.3                        conditionally upon the Scheme becoming effective, the directors of the Company be and are hereby authorised pursuant to and in accordance with Section 80 of the Companies Act 1985 to give effect to this special resolution and accordingly to effect the allotment of the New Shares, provided that (i) this authority shall expire on 31 December 2008;

                                                                                                (ii)           the maximum aggregate nominal amount of shares which may be allotted hereunder shall be £3,000,000; and (iii) this authority shall be without prejudice to any other authority under the said Section 80 previously granted and in force on the date on which this special resolution is passed; and

1.3           forthwith upon the passing of this special resolution, the articles of association of the Company be amended by the adoption and inclusion of the following new Article 166:

166 Scheme of Arrangement

                                (a)           In this Article, references to the “Scheme” are to the scheme of arrangement dated 21 December 2007 under Section 425 of the Companies Act 1985 between the Company and the holders of BBI Scheme Shares (as defi ned in the Scheme), as it may be modifi ed or amended in accordance with its terms; and expressions defi ned in the Scheme or (if not so defi ned in the Scheme) defi ned in the scheme document dated 21 December 2007 circulated with the Scheme pursuant to Section 426 of the Companies Act 1985 shall have the same meanings where used in this article.

                                (b)           Notwithstanding any other provision of these articles, if any BBI Shares are issued on or after the Voting Record Time (other than to Inverness or any person identifi ed by written notice to the Company as its nominee(s)) but before 6.00 pm on the Business Day immediately preceding the day of the fi nal Court hearing to sanction the Scheme (“Hearing Date”), such BBI Shares shall be issued subject to the terms of the Scheme and the holder or holders of such BBI Shares shall be bound by the Scheme accordingly.

                                (c)           If, at any time on or after 6.00 pm on the Business Day immediately preceding the Hearing Date, any BBI Shares (“New Shares”) are to be issued to any person (a “New Member”) other than Inverness or any person identifi ed by written notice to the Company by Inverness as its nominee(s) and/or designated subsidiary, provided that the Order issued by the Court to sanction the Scheme has been registered with the Registrar of Companies and the Scheme has become effective, such New Shares shall be transferred immediately after the time at which the Scheme becomes effective (“Scheme Effective Date”) or, if later, upon the issue of the New Shares, free of all encumbrances, to Inverness (or as Inverness may direct by notice in writing to the Company) in consideration for, and conditionally upon, the issue or transfer free of all encumbrances to the New Member (as soon as is practicable after the Scheme Effective Date) of 0.069 New Inverness Shares (as defi ned in the Scheme) for each New Share transferred to Inverness (being the number of New Inverness Shares which the New Member would have been entitled to receive in aggregate if the New Shares transferred hereunder had been BBI Scheme Shares and the New Member had been the holder thereof at the Scheme Effective Date) and any amounts of New Inverness Shares issued or transferred to New Members pursuant to this Article 166 (c) shall be rounded down to the nearest New Inverness Share with the new member receiving in lieu of any fraction of a New Inverness Share a cash payment equal to the fraction of a New Inverness Share which they would have otherwise received multiplied by the Closing Price of an Inverness Share on the Business Day preceding the Scheme Effective Date.

                                (d)           The number of ordinary shares of Inverness to be issued or transferred to the New Member under Article 166 (c) may be adjusted by the directors of Inverness on any reorganisation of, or material alteration to, the share capital of the Company or Inverness effected after the Scheme Effective Date in such manner as the auditors shall (in their absolute discretion) determine so as to ensure (as nearly as may be) parity of treatment with that provided for by Article 166 (c) and the determination by the auditors, in the absence of manifest error, shall be fi nal and binding on all concerned.

                                (e)           To give effect to any such transfer required by Article 166 (c), the Company may appoint any person to execute and deliver a form of transfer on behalf of the New Member in favour of Inverness (or as directed by Inverness) and to agree for and on behalf of the New Member to become a member of Inverness. Pending the registration of Inverness (or its designated subsidiary and/or nominee(s)) as the holder of any share to be transferred pursuant to this Article 166 (e), Inverness shall be empowered to appoint a person nominated by the directors of Inverness to act as attorney on behalf of the holder of such share in accordance with such directions as Inverness may give in relation to any dealings with or disposal of such share (or any interest therein), exercising any rights attached thereto or receiving any distribution or other benefi t accruing or payable in respect thereof and the registered holder of such share shall exercise all rights attaching thereto in accordance with the directions of Inverness but not otherwise. The issue and allotment of any New Inverness Shares in respect of any shares transferred pursuant to this Article 166 (e) shall be made within 14 Business Days of the date of transfer of such shares.